EXHIBIT 99.1

Know Labs, Inc. Announces $1.655 Million Public Offering

SEATTLE – August 16, 2024 – Know Labs, Inc. (NYSE American: KNW) (the “Company”), a leading developer of non-invasive medical diagnostic technology, today announced that it has entered into definitive agreements with certain investors to purchase 6,365,385 Units for an aggregate offering of $1.655 million at a public offering price of $0.26 per unit, with each unit consisting of one share of its common stock and one warrant to purchase one share of its common stock at an initial exercise price of $0.26 (the "Offering"). The aggregate gross proceeds from the Offering will total $1.655 million before deducting estimated Offering expenses payable by Know Labs.

The Offering closed on August 15, 2024. The Company intends to use the net proceeds from the Offering for product development, clinical studies, general and administrative expenses, intellectual property and working capital. Pursuant to its Underwriting Agreement, dated August 7, 2024, with Boustead Securities, LLC and The Benchmark Company, LLC (collectively the “Advisors”), the Company granted to each of the Advisors a right of first refusal to act as investment banker, book runner and/or placement agent, at their discretion, for each of the Company’s future public and private equity offerings. As compensation for the Advisors’ services in connection with this Offering, the Company agreed to pay to the Advisors a cash fee of 5% of the aggregate gross proceeds of this Offering and to issue to the Advisors warrants to purchase 636,538 shares of its common stock.

The offer and sale of the Units is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-276246) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) on December 22, 2023 and declared effective by the SEC on January 11, 2024, as supplemented by a prospectus supplement dated August 15, 2024 and filed with the SEC pursuant to Rule 424(b) (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering of the Units is being made only by means of the Prospectus Supplement that forms a part of the effective Registration Statement. A final Prospectus Supplement and the accompanying base prospectus relating to the Units being offered in the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final Prospectus Supplement and the accompanying base prospectus may also be obtained, when available, from Know Labs, Inc. Attn: Secretary at 619 Western Avenue, Suite 610, Seattle, WA 98104, by phone at (206) 903-1351 or e-mail at pete@knowlabs.co.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Further information can be found in Know Labs, Inc.’s Form 8-K filing with the Securities and Exchange Commission expected on or about August 16, 2024.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jess English

jess@knowlabs.co

Ph. (646) 912-2024